Exhibit 2





                        SEVERANCE COMPENSATION AGREEMENT


     THIS SEVERANCE COMPENSATION AGREEMENT dated as of ______ ___1996, between Westcott Communications, Inc., a Texas corporation (the "Company") and the undersigned employee (the "Employee").

     WHEREAS, the Board of Directors of the Company has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     NOW, THEREFORE, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Employee if the Employee's employment with the Company terminates under certain circumstances described herein following a Change in Control of the Company (as defined herein).

1.   TERM.
     -----

     This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest to occur of (i) the termination of Employee's employment for any reason prior to a Change in Control; (ii) one year after the date of a Change in Control of the Company; and (iii) December 31, 1999.

2.   CHANGE IN CONTROL.
     ------------------

     For purposes of this Agreement, a "Change of Control" shall mean:

       (i) the acquisition by any individual, entity or group (within the meaning Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion provision), (b) any acquisition by the Company (excluding any acquisition by any successor of the Company), (c) any acquisition by an employee benefit plan (or related trust) sponsored by or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a reorganization, merger or
























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     consolidation, if, following such reorganization, merger or consolidation, the condition described in clauses (a),(b), and (c) of subsection (iii) of this Section 2 are satisfied;

       (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

       (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such event, (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such event and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, immediately prior to such event (for purposes of determining whether such percentage test is satisfied, any shares or voting securities received by any Company stockholder in respect of any consideration other than shares or voting securities of the Company shall be excluded from the number of shares and voting securities of the resulting corporation owned by such stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation,), (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and
     (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

















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       (iv)  (a)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (b) the first to occur of (1) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or
     (2) the approval by the stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, immediately prior to such sale or other disposition (for purposes of determining whether such percentage test is satisfied, any shares or voting securities received by any Company stockholder in respect of any consideration other than shares or voting securities of the Company shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the transferee corporation,), (B) No Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such transferee corporation and the combined voting power of the then outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

3.   TERMINATION FOLLOWING A CHANGE IN CONTROL.
     ------------------------------------------

     (a) At any time following a Change in Control of the Company, the Employee shall be entitled to the compensation provided in Section 5 upon the occurrence of either of the following:

       (i) the termination by the Company of the Employee's employment with the Company unless such termination is as a result of (w) the Employee's Retirement (as defined in Section 3(c) below); (x) the Employee's death;
     (y) the Employee's Disability (as defined in Section 3(b) below); or (z) the Employee's termination by the Company for Cause (as defined in Section 3(d) below); or



















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       (ii)  the termination by the Employee of the Employee's employment with the Company for Good Reason (as defined in Section 3(e) below).

     (b) The term "Disability" as used in this Agreement shall mean the Employee's absence from his duties with the Company for a period of three months, as a result of the Employee's incapacity due to physical or mental illness.

     (c) The term "Retirement" as used in this Agreement shall mean termination by the Company or the Employee of the Employee's employment based on the Employee's having reached age 65 or such other age as shall have been fixed in any arrangement established pursuant to this Agreement with the Employee's consent with respect to the Employee.

     (d) For purposes of this Agreement, the Company's termination of the Employee's employment with the Company shall be considered for "Cause" if it results from and of the following:

       (i) the continuing and material failure by the Employee to fulfill his employment obligations or willful misconduct or gross neglect in the performance of such duties,

       (ii) the Employee's committing fraud, embezzlement or misappropriation in the performance of his duties as an employee of the Company, or

       (iii) the Employee's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude.

     (e) For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Employee's express written consent):

       (i) the assignment to the Employee by the Company of duties substantially inconsistent with the Employee's position, duties, responsibilities or status with the Company immediately prior to a Change in Control of the Company, or a change in the Employee's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Employee from or any failure to re-elect the Employee to any of such positions, (in each case except with respect to any directorship held by Employee in the Company or any of the Company's subsidiaries) except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Employee's death;

       (ii) a reduction by the Company in the Employee's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; provided that any increase made in salary in violation of the terms of any agreement entered into by the Company in connection with the Person effecting the Change in Control shall be disregarded;





















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       (iii) any failure by the Company to provide benefits to Employee that are no less favorable in the aggregate than those benefit plans or arrangements (excluding benefits arising under the Company's 1989 Employee Stock Option Plan and the Company's Employee Stock Purchase Plan) in which the Employee is participating at the time of a Change in Control of the Company (hereinafter referred to as "Benefit Plans"); provided that any increase in any benefit plans or arrangements made in violation of the terms of any agreement entered into by the Company in connection with the Person effecting the Change in Control shall be disregarded;

       (iv) any failure by the Company to provide bonus or commission plans or arrangements to Employee that would provide payments to Employee at least equal to ninety percent (90%) of the payments that the bonus or commission plans or arrangements in which the Employee is participating at the time of a Change in Control of the Company (hereinafter referred to as "Incentive Plans"); provided that any increase in any bonus or commission plan in violation of the terms of any agreement entered into by the Company in connection with the Person effecting the Change in Control shall be disregarded;

       (v) a relocation of the Company's office in which the Employee is employed to a location more than fifty (50) miles from the location of such office prior to a Change in Control of the Company, or the Employee's relocation by the Company to any place more than fifty (50) miles from the location at which the Employee performed the Employee's duties prior to a Change in Control of the Company, except for required travel by the Employee on the Company's business to an extent substantially consistent with the Employee's business travel obligations at the time of a Change in Control of the Company, taking into consideration additional travel as may be required to and from the offices of the Person effecting the Change in Control;

       (vi) any failure by the Company to provide the Employee with at least fifty percent (50%) of the number of annual paid vacation days to which the Employee is entitled at the time a Change in Control of the Company occurs; or

       (vii) any failure by the Company to obtain the assumption of this Agreement by any successor or assignee of the Company.

     For purposes of this subsection (e), an action not taken in bad faith by the Company in violation of paragraph (ii), (iii), (iv), (vi) or (vii) of this subsection that is remedied by the Company promptly after receipt of notice thereof given by the Employee shall not be considered Good Reason for the Employee's termination of employment with the Company. In the event the Employee terminates his employment for Good Reason hereunder, then notwithstanding that the Employee may also retire for purposes of the Benefit Plans or Incentive Plans, the Employee shall be deemed to have terminated his employment for Good Reason for purposes of this Agreement.

     (f)  Notice of Termination.  Any termination of the Employee by the Company
          ----------------------
pursuant to Section 3(b), 3(c) or 3(d) must be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific
















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termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     (g)  Date of Termination.  "Date of Termination" shall mean (i) if this
          --------------------
Agreement is terminated by the Company for Disability, 10 days after Notice of Termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such 10-day period) or (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given.

4.   SEVERANCE COMPENSATION
     UPON TERMINATION OF EMPLOYMENT.
     -------------------------------

     Subject to the provisions of the next succeeding sentence, if the Company shall terminate the Employee's employment other than as a result of (i) the Employee's Retirement; (ii) the Employee's death; (iii) the Employee's Disability; or (iv) the Employee's termination by the Company for Cause, or if the Employee shall terminate his employment for Good Reason, then the Company shall pay to the Employee as severance pay in a lump sum, in cash, on the third business day following the Date of Termination, an amount equal to six times the Employee's monthly base salary determined at the higher of the rate in effect
(i) immediately prior to the Date of Termination or (ii) on the date sixty days prior to the Date of Termination. As a condition to receiving the severance referred to in the immediately preceding sentence, Employee shall execute an agreement, in the form customarily being used by the Company at such time, which agreement releases the Company, its subsidiaries and affiliates from any claims arising out of, or in connection with, Employee's employment and termination.

5.   EXCISE TAXES.
     -------------

     If the payments made pursuant to paragraph 4 of this Agreement, when aggregated with any other payments made to Employee, would result in the imposition of an excise tax under Section 4999 of the Code, the Company shall pay to the Employee, in addition to amounts otherwise payable under this Agreement, an amount sufficient, after federal and state income taxes, to pay the excise tax so payable and all directly related interest and penalties such that the net amount to the Employee would be the same as if no excise tax had been imposed. Upon such time as Employee determines that the Company shall owe Employee money for the payment of excise taxes pursuant to this Section 5, Employee shall delivery to the Company a completed form of Employee's federal or state tax return, as applicable, in the form in which it will be filed. The Company shall within five days of receiving such tax return, pay to Employee the amount of any excise tax to be paid by Employee as shown on such Employee's tax return.























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6.   NO OBLIGATION TO MITIGATE DAMAGES;
     NO EFFECT ON OTHER CONTRACTUAL RIGHTS.
     --------------------------------------

     (a) The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.

     The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or agreement with or of the Company.

7.   SUCCESSORS.
     -----------

     (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Employee to terminate the Employee's employment for Good Reason and receive the compensation provided for in Section 4 hereof. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.





























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8.   NOTICE.
     -------

     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, to the address set forth opposite the party's signature to this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.    MISCELLANEOUS.
      --------------

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law.

10.  VALIDITY.
     ---------

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11.  LEGAL FEES AND EXPENSES.
     ------------------------

     The Company shall pay all legal fees and expenses which the Employee may incur as a result of the Company's contesting the validity, enforceability or the Employee's interpretation of, or determinations under, this Agreement; provided that the Employee is the prevailing party in any judicial, administrative, or other proceeding in which the validity, enforceability, interpretation or determination is contested.

12.  EFFECTIVE DATE.
     ---------------

     This Agreement shall become effective upon execution.

13.  COUNTERPARTS.
     -------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.























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14.  NO GUARANTEE OF EMPLOYMENT.
     ---------------------------

     Neither this Agreement or any action taken hereunder shall be construed as giving the Employee the right to be retained in employment with the Company, nor shall it interfere with either the Company's right to terminate the employment of the Employee at any time or the Employee's right to terminate his employment at any time.

15.  NO ASSIGNMENT BY PARTICIPANT.
     -----------------------------

     The Employee's rights and interest under this Agreement shall not be assignable (in law or in equity) or subject to any manner of alienation, sale, transfer, claims or creditors, pledge, attachment, garnishment, levy, execution or encumbrances of any kind, and any attempt by the Employee or other person to do so shall be void.

16.  WAIVER.
     -------

     The Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. Any waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision, and any waiver of default in any provision of this Agreement shall not be deemed to be a waiver of any later default thereof or of any other provision.

17.  WITHHOLDING.
     ------------

     All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, or local or otherwise) to the extent required by applicable law.

18.  HEADINGS.
     ---------

     The headings of this Agreement have been inserted for convenience of reference only and are to be ignored in the construction of the provisions hereof.

19.  NUMBER AND GENDER.
     ------------------

     The use of the singular shall be interpreted to include the plural and plural the singular, as the context requires. The use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter as the context shall require.



























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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WESTCOTT COMMUNICATIONS, INC.   Address:     1303 Marsh Lane
                                             Carrollton, TX 75006
                                             Attention:  President

By:_________________________



EMPLOYEE:                       Address:     _____________________
                                             _____________________
                                             _____________________

____________________________











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